Goosehead Insurance Announces CEO Transition
Mark Miller to Retire as Chief Executive Officer. Mark Jones, Jr. to Become President and Chief Executive Officer Effective January 1, 2027
WESTLAKE, Texas, July 22, 2026 (GLOBE NEWSWIRE) -- Goosehead Insurance, Inc. ("Goosehead" or the "Company") (NASDAQ: GSHD), a rapidly growing, independent personal lines insurance agency, today announced that Mark Miller will retire as Chief Executive Officer effective December 31, 2026. Mark Jones, Jr., currently President and Chief Operating Officer, will succeed Mr. Miller as President and Chief Executive Officer effective January 1, 2027. Mr. Miller will continue to serve on Goosehead's Board of Directors.
Since joining Goosehead in 2022, Mr. Miller has led the Company through an important period of operational advancement, strengthening the executive leadership team, enhancing execution across the business, and helping position Goosehead for its next phase of growth.
"Mark Miller has been an exceptional leader and partner whose impact on Goosehead will extend well beyond his tenure as CEO," said Mark Jones, Co-Founder and Executive Chairman of Goosehead. "On behalf of our Board of Directors, I want to thank Mark for his leadership, integrity, and commitment to this company. We are equally confident that Mark Jones, Jr. is the right leader to guide Goosehead into its next chapter."
The leadership transition reflects the Company's long-term succession planning process. Mr. Jones, Jr. joined Goosehead in 2016 and has held executive leadership roles across finance and operations, most recently serving as President and Chief Operating Officer. Over the past decade, he has helped shape the Company's financial strategy, strengthen operational execution, and lead key strategic initiatives that support Goosehead's continued growth.
"It has been a privilege to serve as Goosehead's Chief Executive Officer," said Mark Miller. "I am incredibly proud of what our team has accomplished together and grateful for the opportunity to lead this remarkable company. I have complete confidence in Mark Jr., our leadership team, and Goosehead's future."
As President and Chief Executive Officer, Mr. Jones, Jr. will lead the continued execution of Goosehead's long-term strategy, with a focus on expanding the Company's technology platform, growing its distribution network, delivering exceptional client service, and creating long-term value for shareholders.
"Goosehead has an exceptional team, a differentiated business model, and tremendous opportunities ahead," said Mark Jones, Jr. "I look forward to building on the momentum we've created and continuing to execute our strategy for the benefit of our clients, partners, teammates, and shareholders."
About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations regarding the Company's leadership transition, strategic priorities, future growth, and business outlook. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the Company's filings with the Securities and Exchange Commission.

Goosehead undertakes no obligation to update any forward-looking statements except as required by law.
Contacts
Investor Contacts:
Maddie Middleton
Senior Director of Investor Relations
IR@goosehead.com
PR Contact:
Mission North for Goosehead Insurance
PR@goosehead.com

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